Equinix Reports Second Quarter 2015 Results

- Reported revenues of $665.6 million, a 3% increase over the previous quarter and a 10% increase over the same quarter last year

- Marks 50th quarter of consecutive revenue growth

- Raising 2015 annual guidance: revenues to range between $2,685.0 and $2,695.0 million, adjusted EBITDA to range between $1,250.0 and $1,260.0 million and AFFO to range between $850.0 and $860.0 million

REDWOOD CITY, Calif., July 29, 2015 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), a global interconnection and data center company, today reported quarterly results for the quarter ended June 30, 2015. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $665.6 million for the second quarter, a 3% increase over the previous quarter and a 10% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $626.7 million for the second quarter, a 3% increase over the previous quarter and a 9% increase over the same quarter last year. Non-recurring revenues were $38.9 million in the quarter. MRR churn for the second quarter was 1.8%, as compared to 2.0% from the previous quarter.

"This marks our 50th quarter of consecutive revenue growth, and the continued strength and momentum of our business reflects our strategic position and the value of our global platform," said Steve Smith, president and CEO of Equinix. "We sit at the crossroads of the Internet where our customers use Platform Equinix to innovate and accelerate their businesses. The scope, scale, reach and diversity of our global offering remain without parallel and we are continuing to invest across systems, processes and people to ensure consistent service delivery worldwide."

Cost of revenues were $315.8 million for the second quarter, a 6% increase from the previous quarter and an 8% increase from the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $111.1 million for the quarter, which we refer to as cash cost of revenues, were $204.7 million for the quarter, a 7% increase over the previous quarter and the same quarter last year. Gross margins for the quarter were 53%, as compared to 54% for the previous quarter and 52% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 69%, as compared to 70% for the previous quarter and 68% for the same quarter last year.

Selling, general and administrative expenses were $200.8 million for the second quarter, a 4% increase over the previous quarter and a 7% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization, accretion and stock-based compensation of $51.2 million for the quarter, which we refer to as cash selling, general and administrative expenses, were $149.6 million for the quarter, a 3% increase from the previous quarter and an 8% increase over the same quarter last year.

Interest expense was $74.5 million for the second quarter, an 8% increase from the previous quarter and an 11% increase from the same quarter last year.

The Company recorded income tax expense of $7.5 million for the second quarter compared to $6.2 million for the previous quarter and an income tax benefit of $2.0 million for the same quarter last year.

Net income attributable to the Company was $59.5 million for the second quarter. This represents a basic net income per share attributable to the Company of $1.04 for the second quarter based on a weighted average share count of 56.9 million and a diluted net income per share attributable to the Company of $1.03 for the second quarter based on a weighted average share count of 57.5 million.

Income from operations was $139.1 million for the second quarter, an 8% decrease from the previous quarter, but a 12% increase over the same quarter last year. Adjusted EBITDA, as defined below, for the second quarter was $311.3 million, a 2% increase over the previous quarter and a 13% increase over the same quarter last year.

Adjusted funds from operations ("AFFO"), as defined below, were $221.4 million for the second quarter, largely unchanged from the previous quarter and an 18% increase over the same quarter last year. This represents a basic AFFO per share attributable to the Company of $3.89 for the second quarter and a diluted AFFO per share attributable to the Company of $3.75 for the second quarter.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the second quarter, were $221.3 million, as compared to capital expenditures of $150.1 million for the previous quarter and $159.8 million for the same quarter last year.

The Company generated cash from operating activities of $212.5 million for the second quarter, a 9% decrease over the previous quarter and a 115% increase over the same quarter last year, primarily due to improved operating results and favorable working capital activities. Cash used in investing activities was $298.5 million in the second quarter as compared to cash used in investing activities of $199.8 million in the previous quarter, primarily attributed to higher capital expenditures and placing approximately £322.8 million, or approximately $493.8 million, into a restricted cash account for the payment of a portion of the purchase price in connection with our intention to acquire Telecity Group plc ("TelecityGroup"). On May 29, 2015, the Company announced a cash and share offer for the entire issued and to be issued share capital of TelecityGroup for approximately £2.4 billion, or approximately $3.6 billion, at the time of the announcement. The Company expects to close this transaction in the first half of 2016. Cash used in financing activities was $119.6 million for the second quarter as compared to cash used in financing activities of $98.8 million in the previous quarter.

As of June 30, 2015, the Company's cash, cash equivalents and investments were $435.6 million, as compared to $1,140.8 million as of December 31, 2014.

Business Outlook

For the third quarter of 2015, the Company expects revenues to range between $681.0 and $685.0 million, which includes a negligible foreign currency impact when compared to the average FX rates in Q2 2015 or a normalized and constant currency growth rate of 3% quarter over quarter. Cash gross margins are expected to approximate 68% to 69%. Cash selling, general and administrative expenses are expected to approximate $150.0 to $154.0 million. Adjusted EBITDA is expected to range between $313.0 and $317.0 million, which includes a $1.0 million negative foreign currency impact when compared to the average FX rates in Q2 2015. Capital expenditures are expected to range between $222.0 and $242.0 million, which includes approximately $32.0 million of recurring capital expenditures and $190.0 to $210.0 million of non-recurring capital expenditures.

For the full year of 2015, total revenues are expected to range between $2,685.0 and $2,695.0 million, which includes a negligible foreign currency impact when compared to prior guidance rates, reflecting a normalized and constant currency growth rate of 15%. Total year cash gross margins are expected to approximate 69%. Cash selling, general and administrative expenses are expected to range between $595.0 and $605.0 million. Adjusted EBITDA is expected to range between $1,250.0 and $1,260.0 million, which includes $2.0 million of positive foreign currency impact when compared to prior guidance rates or a normalized and constant currency growth rate of 18%. AFFO is expected to range between $850.0 and $860.0 million or a normalized and constant currency growth rate of 19%. Capital expenditures are expected to range between $800.0 and $850.0 million, including approximately $115.0 million of recurring capital expenditures and $685.0 to $735.0 million of non-recurring capital expenditures.

The U.S. dollar exchange rates used for 2015 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.18 to the Euro, $1.54 to the Pound, S$1.35 to the U.S. dollar and R$3.22 to the U.S. dollar. The 2015 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar and Brazilian Real is 14%, 10%, 7% and 3%, respectively.

The guidance provided above is forward-looking. The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q2 Results Conference Call and Replay Information

The Company will discuss its quarterly results for the period ended June 30, 2015, along with its future outlook, on its quarterly conference call on Wednesday, July 29, 2015, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Friday, October 30, 2015, by dialing 1-203-369-3240 and referencing the passcode 2015. In addition, the webcast will be available at www.equinix.com/investors over the same time period. No password is required for the webcast.

Investor Presentation and Supplemental Financial Information

The Company has made available on its website a presentation designed to accompany the discussion of the Company's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Company's Investor Relations website at www.equinix.com/investors.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 33 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges and acquisition costs. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition charges for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenue from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenue and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with our debt financings that have no current or future cash obligations. Equinix excludes gains (losses) on debt extinguishment since it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix includes an income tax expense adjustment, which represents changes in its income tax reserves and valuation allowances that may not recur or may not relate to the current year's operations. Equinix also excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX centers or other assets that are required to support current revenues.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

Schedule 1
Profit Forecast for Equinix, Inc. for the Financial Year ending December 31, 2015 and for three months ending September 30, 2015

In accordance with Rule 28.4(a) of the City Code on Takeovers and Mergers (the "Code"), the principal assumptions upon which the profit forecast is based are included in this Schedule 1 to the announcement. In accordance with Rule 28.4(c) of the Code, there is a clear distinction made between assumptions which the Directors of Equinix (or other members of Equinix's management) can influence and those which they cannot influence.

1. General

Equinix today made the following statements in its Second Quarter 2015 Financial Results Announcement:

For the third quarter of 2015, the Company expects adjusted EBITDA to be between $313.0 and $317.0 million, which includes a $1.0 million negative foreign currency impact when compared to the average FX rates in Q2 2015.

For the full year of 2015, adjusted EBITDA is expected to range between $1,250.0 to $1,260.0 million, which includes $2.0 million of positive foreign currency impact when compared to prior guidance rates or a normalized and constant currency growth rate of 18%. AFFO is expected to range between $850.0 to $860.0 million or a normalized and constant currency growth rate of 19%.

The above statements for the three months ending September 30, 2015 and for the financial year ending December 31, 2015 constitute profit forecasts for the purposes of the Code (the "Equinix Profit Forecast").

The U.S. dollar exchange rates used for 2015 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.18 to the Euro, $1.54 to the Pound, S$1.35 to the U.S. dollar and R$3.22 to the U.S. dollar. The 2015 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar and Brazilian Real is 14%, 10%, 7% and 3%, respectively.

In the above statements, adjusted EBITDA is defined as income or loss from operations before depreciation, amortization, accretion, stock based compensation, restructuring charges, impairment charges and acquisition costs. AFFO is defined as funds from operations ("FFO") excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, straight-line rent expense, amortization of deferred financing costs, gains (losses) on debt extinguishment, income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

2. Basis of preparation

The Equinix Profit Forecast has been prepared on a basis consistent with the accounting policies for Equinix which are in accordance with generally accepted accounting standards in the U.S. and those which Equinix anticipates will be applicable for the full year ending December 31, 2015.

Equinix has prepared the Equinix Profit Forecast based on unaudited interim financial results for the three months ended June 30, 2015 and a forecast to September 30, 2015 and December 31, 2015.

3. Assumptions

Equinix has prepared the Equinix Profit Forecast on the basis of the following assumptions:

Factors outside the influence or control of Equinix and its Directors

  There will be no material change in legislation or regulatory requirements impacting on Equinix's operations or its accounting policies during the year ending December 31, 2015.
  There will be no material change in the current trading environment and economic conditions.
  There will be no material change in the Euro, British Pound, Singapore Dollar and Brazilian Real exchange rates assumed above.
  Inflation and tax rates in Equinix's principal markets will remain materially unchanged from the prevailing rates.
  Equinix will maintain its REIT status throughout 2015.
  There will be no material adverse events that will have a significant impact on Equinix's financial performance.

Factors within the influence or control of Equinix and its Directors

  The Equinix Profit Forecast excludes any material acquisitions or disposals in the year ended December 31, 2015.
  The Equinix Profit Forecast excludes any one-time costs or benefits associated with the proposed transaction with Telecity Group plc.
  There will be no material change in the present management or control of Equinix or its existing operational strategy.

4. Directors' confirmation

The Directors of Equinix have considered the Equinix Profit Forecast and confirm that it is valid as at the date of this document and has been properly compiled on the basis of the assumptions set out above and that the basis of the accounting used is consistent with Equinix's accounting policies.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014

Recurring revenues	$626,691	$609,657	$574,158	$1,236,348	$1,123,861
Non-recurring revenues	38,891	33,517	31,003	72,408	61,353
Revenues	665,582	643,174	605,161	1,308,756	1,185,214

Cost of revenues	315,757	298,313	292,859	614,070	580,384
Gross profit	349,825	344,861	312,302	694,686	604,830

Operating expenses:
Sales and marketing	81,248	78,616	75,254	159,864	142,682
General and administrative	119,578	113,640	111,675	233,218	214,978
Acquisition costs	9,866	1,156	676	11,022	861
Total operating expenses	210,692	193,412	187,605	404,104	358,521

Income from operations	139,133	151,449	124,697	290,582	246,309

Interest and other income (expense):
Interest income	921	520	744	1,441	2,178
Interest expense	(74,496)	(68,791)	(66,874)	(143,287)	(135,694)
Loss on debt extinguishment	-	-	(51,183)	-	(51,183)
Other income (expense)	1,386	(514)	681	872	1,359
Total interest and other, net	(72,189)	(68,785)	(116,632)	(140,974)	(183,340)

Income before income taxes	66,944	82,664	8,065	149,608	62,969

Income tax benefit (expense)	(7,485)	(6,212)	2,014	(13,697)	(11,553)

Net income	59,459	76,452	10,079	135,911	51,416

Net loss attributable to redeemable non-controlling interests	-	-	1,249	-	1,299

Net income attributable to Equinix	$ 59,459	$ 76,452	$ 11,328	$ 135,911	$ 52,715

Net income per share attributable to Equinix:

Basic net income per share	$ 1.04	$ 1.35	$ 0.22	$ 2.39	$ 1.04

Diluted net income per share	$ 1.03	$ 1.34	$ 0.22	$ 2.37	$ 1.04

Shares used in computing basic net income per share	56,935	56,661	51,332	56,798	50,470

Shares used in computing diluted net income per share	57,499	57,227	51,652	57,410	50,884

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014

Net income	$ 59,459	$ 76,452	$10,079	$135,911	$ 51,416

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	69,443	(146,311)	23,081	(76,869)	38,051
Unrealized gain (loss) on available for sale securities	17	103	(73)	120	765
Unrealized gain (loss) on cash flow hedges	(14,290)	10,556	54	(3,734)	254
Net investment hedge CTA loss	(10,389)	-	-	(10,389)	-
Defined benefit plans	83	59	-	142	-
Other comprehensive income (loss), net of tax:	44,864	(135,593)	23,062	(90,730)	39,070

Comprehensive income (loss), net of tax	104,323	(59,141)	33,141	45,181	90,486

Net loss attributable to redeemable non-controlling interests	-	-	1,249	-	1,299
Other comprehensive income attributable to redeemable non-controlling interests	-	-	(750)	-	(2,817)
	-			-
Comprehensive income (loss) attributable to Equinix, net of tax	$104,323	$ (59,141)	$33,640	$ 45,181	$ 88,968

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	June 30,	December 31,
	2015	2014

Cash and cash equivalents	$ 336,133	$ 610,917
Short-term investments	95,397	529,395
Accounts receivable, net	293,855	262,570
Current portion of restricted cash	523,003	3,057
Other current assets	81,730	85,004
Total current assets	1,330,118	1,490,943
Long-term investments	4,039	439
Property, plant and equipment, net	5,184,800	4,998,270
Goodwill	1,007,739	1,002,129
Intangible assets, net	131,383	147,527
Restricted cash, less current portion	10,524	14,060
Other assets	157,415	164,065
Total assets	$7,826,018	$ 7,817,433

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 315,554	$ 285,796
Accrued property and equipment	128,193	114,469
Current portion of capital lease and other financing obligations	26,832	21,362
Current portion of mortgage and loans payable	59,041	59,466
Current portion of convertible debt	149,780	-
Other current liabilities	138,332	162,664
Total current liabilities	817,732	643,757
Capital lease and other financing obligations, less current portion	1,217,746	1,168,042
Mortgage and loans payable, less current portion	506,631	534,686
Senior notes	2,750,000	2,750,000
Convertible debt, less current portion	-	145,853
Other liabilities	331,319	304,964
Total liabilities	5,623,428	5,547,302

Common stock	57	57
Additional paid-in capital	3,418,223	3,334,305
Treasury stock	(10,646)	(11,411)
Accumulated dividends	(621,792)	(424,387)
Accumulated other comprehensive loss	(423,173)	(332,443)
Accumulated deficit	(160,079)	(295,990)
Total stockholders' equity	2,202,590	2,270,131
Total liabilities and stockholders' equity	$7,826,018	$ 7,817,433

Ending headcount by geographic region is as follows:

Americas headcount	2,229	2,122
EMEA headcount	1,096	1,023
Asia-Pacific headcount	789	721
Total headcount	4,114	3,866

EQUINIX, INC.
SUMMARY OF DEBT PRINCIPAL OUTSTANDING
(in thousands)
(unaudited)

	June 30,	December 31,
	2015	2014

Capital lease and other financing obligations	$ 1,244,578	$ 1,189,404

Term loan, net of debt discount	488,819	498,400
ALOG financings	43,133	56,863
Mortgage payable and other loans payable	33,720	38,889
less: debt discount and premium, net	(680)	(681)
Total mortgage and loans payable principal	564,992	593,471

Senior notes	2,750,000	2,750,000

Convertible debt, net of debt discount	149,780	145,853
Plus: debt discount	8,105	12,032
Total convertible debt principal	157,885	157,885

Total debt principal outstanding	$ 4,717,455	$ 4,690,760

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$ 59,459	$ 76,452	$ 10,079	$ 135,911	$ 51,416
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and accretion	128,270	122,530	116,074	250,800	229,684
Stock-based compensation	33,993	30,613	33,830	64,606	58,811
Debt issuance costs and debt discount	3,811	3,774	4,717	7,585	11,126
Loss on debt extinguishment	-	-	51,183	-	51,183
Excess tax benefits from employee equity awards	(223)	(708)	(1,614)	(931)	(11,632)
Other reconciling items	5,169	4,870	7,455	10,039	12,747
Changes in operating assets and liabilities:
Accounts receivable	(10,991)	(30,791)	(24,510)	(41,782)	(53,505)
Income taxes, net	(53,592)	(12,555)	(76,764)	(66,147)	(92,513)
Accounts payable and accrued expenses	19,600	29,693	(16,498)	49,293	(7,668)
Other assets and liabilities	26,967	8,933	(4,988)	35,900	21,033
Net cash provided by operating activities	212,463	232,811	98,964	445,274	270,682
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	433,966	(4,706)	250,737	429,260	472,391
Business acquisitions, net of cash acquired	-	(10,247)	-	(10,247)	-
Purchases of real estate	-	(38,282)	-	(38,282)	(16,791)
Purchases of other property, plant and equipment	(221,342)	(150,120)	(159,816)	(371,462)	(265,723)
Other investing activities	(511,166)	3,521	582	(507,645)	511
Net cash provided by (used in) investing activities	(298,542)	(199,834)	91,503	(498,376)	190,388
Cash flows from financing activities:
Purchases of treasury stock	-	-	(208,263)	-	(255,383)
Proceeds from employee equity awards	181	16,384	1,434	16,565	15,821
Payment of dividend distributions	(96,349)	(96,619)	-	(192,968)	-
Proceeds from loans payable	490,000	-	-	490,000	-
Repayment of capital lease and other financing obligations	(8,342)	(5,296)	(5,033)	(13,638)	(9,283)
Repayment of mortgage and loans payable	(505,268)	(13,361)	(16,777)	(518,629)	(27,094)
Repayment of convertible debt	-	-	(29,479)	-	(29,479)
Debt extinguishment costs	-	-	(22,552)	-	(22,552)
Excess tax benefits from employee equity awards	223	708	1,614	931	11,632
Other financing activities	(7)	(610)	128	(617)	128
Net cash used in financing activities	(119,562)	(98,794)	(278,928)	(218,356)	(316,210)
Effect of foreign currency exchange rates on cash and cash equivalents	5,065	(8,391)	1,621	(3,326)	1,580
Net increase (decrease) in cash and cash equivalents	(200,576)	(74,208)	(86,840)	(274,784)	146,440
Cash and cash equivalents at beginning of period	536,709	610,917	495,174	610,917	261,894
Cash and cash equivalents at end of period	$ 336,133	$536,709	$408,334	$ 336,133	$408,334

Supplemental cash flow information:
Cash paid for taxes	$ 60,266	$ 14,538	$ 75,371	$ 74,804	$105,284
Cash paid for interest	$ 71,823	$ 23,976	$ 79,517	$ 95,799	$121,902

Free cash flow (1)	$(520,045)	$ 37,683	$ (60,270)	$(482,362)	$ (11,321)

Adjusted free cash flow (2)	$(474,162)	$ 87,666	$ 12,119	$(386,496)	$115,494

(1)	We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities
(excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 212,463	$232,811	$ 98,964	$ 445,274	$270,682
Net cash provided by (used in) investing activities as presented above	(298,542)	(199,834)	91,503	(498,376)	190,388
Purchases, sales and maturities of investments, net	(433,966)	4,706	(250,737)	(429,260)	(472,391)
Free cash flow (negative free cash flow)	$(520,045)	$ 37,683	$ (60,270)	$(482,362)	$ (11,321)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our conversion into a real estate investment trust ("REIT") and costs related to the
REIT conversion, as presented below:

Free cash flow (as defined above)	$(520,045)	$ 37,683	$ (60,270)	$(482,362)	$ (11,321)
Less business acquisitions, net of cash	-	10,247	-	10,247	-
Less purchases of real estate	-	38,282	-	38,282	16,791
Less excess tax benefits from employee equity awards	223	708	1,614	931	11,632
Less cash paid for taxes resulting from the REIT conversion	45,113	-	61,873	45,113	79,700
Less costs related to the REIT conversion	547	746	8,902	1,293	18,692
Adjusted free cash flow	$(474,162)	$ 87,666	$ 12,119	$(386,496)	$115,494

We categorize our cash paid for taxes into cash paid for taxes resulting from the REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the REIT conversion	$ 45,113	$ -	$ 61,873	$ 45,113	$ 79,700
Other cash taxes paid	15,153	14,538	13,498	29,691	25,584
Total cash paid for taxes	$ 60,266	$ 14,538	$ 75,371	$ 74,804	$105,284

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended				Six Months Ended
		June 30,	March 31,		June 30,	June 30,	June 30,
		2015	2015		2014	2015	2014

Recurring revenues		$626,691	$ 609,657		$574,158	$1,236,348	$1,123,861
Non-recurring revenues		38,891	33,517		31,003	72,408	61,353
	Revenues (1)	665,582	643,174		605,161	1,308,756	1,185,214

Cash cost of revenues (2)		204,736	192,130		190,901	396,866	375,149
	Cash gross profit (3)	460,846	451,044		414,260	911,890	810,065

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	65,058	63,820		58,785	128,878	114,584
	Cash general and administrative expenses (6)	84,526	81,476		80,198	166,002	159,816
	Total cash operating expenses (7)	149,584	145,296		138,983	294,880	274,400

Adjusted EBITDA (8)		$311,262	$ 305,748		$275,277	$ 617,010	$ 535,665

Cash gross margins (9)		69%	70%		68%	70%	68%

Adjusted EBITDA margins (10)		47%	48%		45%	47%	45%

Adjusted EBITDA flow-through rate (11)		25%	225%		59%	77%	31%

FFO (12)		$167,368	$ 179,190	#	$109,813	$ 346,558	$ 248,545

AFFO (13)		$221,388	$ 221,756		$187,597	$ 443,144	$ 360,341

Basic FFO per share (14)		$ 2.94	$ 3.16		$ 2.14	$ 6.10	$ 4.88

Diluted FFO per share (14)		$ 2.87	$ 3.09		$ 1.99	$ 5.95	$ 4.48

Basic AFFO per share (15)		$ 3.89	$ 3.91		$ 3.65	$ 7.80	$ 7.08

Diluted AFFO per share (15)		$ 3.75	$ 3.77		$ 3.29	$ 7.52	$ 6.28

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$262,934	$ 257,932		$242,873	$ 520,866	$ 479,487
	Interconnection	77,102	75,086		66,451	152,188	130,753
	Managed infrastructure	12,837	13,295		14,885	26,132	27,997
	Rental	732	741		943	1,473	1,895
	Recurring revenues	353,605	347,054		325,152	700,659	640,132
	Non-recurring revenues	17,842	16,915		17,104	34,757	32,157
	Revenues	371,447	363,969		342,256	735,416	672,289

	EMEA Revenues:

	Colocation	139,482	132,735		127,132	272,217	249,308
	Interconnection	13,440	13,048		12,329	26,488	23,695
	Managed infrastructure	5,919	5,783		7,434	11,702	14,299
	Rental	1,222	1,858		1,730	3,080	3,448
	Recurring revenues	160,063	153,424		148,625	313,487	290,750
	Non-recurring revenues	13,904	11,199		8,537	25,103	17,842
	Revenues	173,967	164,623		157,162	338,590	308,592

	Asia-Pacific Revenues:

	Colocation	94,194	90,878		82,655	185,072	158,488
	Interconnection	14,119	13,524		12,189	27,643	23,547
	Managed infrastructure	4,710	4,777		5,537	9,487	10,944
	Recurring revenues	113,023	109,179		100,381	222,202	192,979
	Non-recurring revenues	7,145	5,403		5,362	12,548	11,354
	Revenues	120,168	114,582		105,743	234,750	204,333

	Worldwide Revenues:

	Colocation	496,610	481,545		452,660	978,155	887,283
	Interconnection	104,661	101,658		90,969	206,319	177,995
	Managed infrastructure	23,466	23,855		27,856	47,321	53,240
	Rental	1,954	2,599		2,673	4,553	5,343
	Recurring revenues	626,691	609,657		574,158	1,236,348	1,123,861
	Non-recurring revenues	38,891	33,517		31,003	72,408	61,353
	Revenues	$665,582	$ 643,174		$605,161	$1,308,756	$1,185,214

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based
	compensation as presented below:

	Cost of revenues	$315,757	$ 298,313		$292,859	$ 614,070	$ 580,384
	Depreciation, amortization and accretion expense	(108,470)	(103,877)		(99,730)	(212,347)	(201,137)
	Stock-based compensation expense	(2,551)	(2,306)		(2,228)	(4,857)	(4,098)
	Cash cost of revenues	$204,736	$ 192,130		$190,901	$ 396,866	$ 375,149

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$102,249	$ 95,162		$ 94,684	$ 197,411	$ 185,721
	EMEA cash cost of revenues	62,431	58,494		58,727	120,925	116,843
	Asia-Pacific cash cost of revenues	40,056	38,474		37,490	78,530	72,585
	Cash cost of revenues	$204,736	$ 192,130		$190,901	$ 396,866	$ 375,149

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)	We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation and
	acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or
	"cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation,
	amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 81,248	$ 78,616		$ 75,254	$ 159,864	$ 142,682
	Depreciation and amortization expense	(6,268)	(6,085)		(8,526)	(12,353)	(13,155)
	Stock-based compensation expense	(9,922)	(8,711)		(7,943)	(18,633)	(14,943)
	Cash sales and marketing expenses	$ 65,058	$ 63,820		$ 58,785	$ 128,878	$ 114,584

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation,
	amortization and stock-based compensation as presented below:

	General and administrative expenses	$119,578	$ 113,640		$111,675	$ 233,218	$ 214,978
	Depreciation and amortization expense	(13,532)	(12,568)		(7,818)	(26,100)	(15,392)
	Stock-based compensation expense	(21,520)	(19,596)		(23,659)	(41,116)	(39,770)
	Cash general and administrative expenses	$ 84,526	$ 81,476		$ 80,198	$ 166,002	$ 159,816

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 65,058	$ 63,820		$ 58,785	$ 128,878	$ 114,584
	Cash general and administrative expenses	84,526	81,476		80,198	166,002	159,816
	Cash SG&A	$149,584	$ 145,296		$138,983	$ 294,880	$ 274,400

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 98,312	$ 96,073		$ 89,447	$ 194,385	$ 178,880
	EMEA cash SG&A	32,003	30,098		33,084	62,101	63,193
	Asia-Pacific cash SG&A	19,269	19,125		16,452	38,394	32,327
	Cash SG&A	$149,584	$ 145,296		$138,983	$ 294,880	$ 274,400

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based
	compensation expense and acquisition costs as presented below:

	Income from operations	$139,133	$ 151,449		$124,697	$ 290,582	$ 246,309
	Depreciation, amortization and accretion expense	128,270	122,530		116,074	250,800	229,684
	Stock-based compensation expense	33,993	30,613		33,830	64,606	58,811
	Acquisition costs	9,866	1,156		676	11,022	861
	Adjusted EBITDA	$311,262	$ 305,748		$275,277	$ 617,010	$ 535,665

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$ 77,653	$ 81,466		$ 67,739	$ 159,119	$ 139,474
	Americas depreciation, amortization and accretion expense	68,692	66,811		62,481	135,503	121,414
	Americas stock-based compensation expense	25,883	23,491		27,177	49,374	45,970
	Americas acquisition costs	(1,342)	966		728	(376)	830
	Americas adjusted EBITDA	170,886	172,734		158,125	343,620	307,688

	EMEA income from operations	36,110	45,541		34,067	81,651	63,970
	EMEA depreciation, amortization and accretion expense	27,826	26,693		27,901	54,519	57,803
	EMEA stock-based compensation expense	4,397	3,607		3,385	8,004	6,702
	EMEA acquisition costs	11,200	190		(2)	11,390	81
	EMEA adjusted EBITDA	79,533	76,031		65,351	155,564	128,556

	Asia-Pacific income from operations	25,370	24,442		22,891	49,812	42,865
	Asia-Pacific depreciation, amortization and accretion expense	31,752	29,026		25,692	60,778	50,467
	Asia-Pacific stock-based compensation expense	3,713	3,515		3,268	7,228	6,139
	Asia-Pacific acquisition costs	8	-		(50)	8	(50)
	Asia-Pacific adjusted EBITDA	60,843	56,983		51,801	117,826	99,421

	Adjusted EBITDA	$311,262	$ 305,748		$275,277	$ 617,010	$ 535,665

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	74%		72%	73%	72%

	EMEA cash gross margins	64%	64%		63%	64%	62%

	Asia-Pacific cash gross margins	67%	66%		65%	67%	64%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	46%	47%		46%	47%	46%

	EMEA adjusted EBITDA margins	46%	46%		42%	46%	42%

	Asia-Pacific adjusted EBITDA margins	51%	50%		49%	50%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental
	revenue growth as follows:

	Adjusted EBITDA - current period	$311,262	$ 305,748		$275,277	$ 617,010	$ 535,665
	Less adjusted EBITDA - prior period	(305,748)	(294,365)		(260,388)	(578,226)	(511,975)
	Adjusted EBITDA growth	$ 5,514	$ 11,383		$ 14,889	$ 38,784	$ 23,690

	Revenues - current period	$665,582	$ 643,174		$605,161	$1,308,756	$1,185,214
	Less revenues - prior period	(643,174)	(638,121)		(580,053)	(1,258,562)	(1,107,761)
	Revenue growth	$ 22,408	$ 5,053		$ 25,108	$ 50,194	$ 77,453

	Adjusted EBITDA flow-through rate	25%	225%		59%	77%	31%

(12)	FFO is defined as net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation
	and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling
	interests' share of these items.

	Net income	$ 59,459	$ 76,452		$ 10,079	$ 135,911	$ 51,416
	Net loss attributable to redeemable non-controlling interests	-	-		1,249	-	1,299
	Net income attributable to Equinix	59,459	76,452		11,328	135,911	52,715
	Adjustments:
	Real estate depreciation and amortization	107,321	102,648		100,788	209,969	200,239
	Gain/loss on disposition of real estate property	559	62		183	621	216
	Adjustments for FFO from unconsolidated joint ventures	29	28		28	57	56
	Non-controlling interests' share of above adjustments	-	-		(2,514)	-	(4,681)
	FFO	$167,368	$ 179,190		$109,813	$ 346,558	$ 248,545

(13)	AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion,
	stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue
	adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment,
	an income tax expense adjustment, recurring capital expenditures and adjustments from FFO to AFFO for
	unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$167,368	$ 179,190		$109,813	$ 346,558	$ 248,545
	Adjustments:
	Installation revenue adjustment	12,474	8,654		5,244	21,128	12,417
	Straight-line rent expense adjustment	2,017	3,201		3,331	5,218	6,360
	Amortization of deferred financing costs	3,848	3,858		4,783	7,706	11,282
	Stock-based compensation expense	33,993	30,613		33,830	64,606	58,811
	Non-real estate depreciation expense	13,605	12,693		7,785	26,298	15,357
	Amortization expense	6,450	6,295		7,139	12,745	14,109
	Accretion expense	894	894		362	1,788	(21)
	Recurring capital expenditures	(27,330)	(22,373)		(26,018)	(49,703)	(52,467)
	Loss on debt extinguishment	-	-		51,183	-	51,183
	Acquisition costs	9,866	1,156		676	11,022	861
	Income tax expense adjustment	(1,784)	(2,408)		(7,726)	(4,192)	(2,771)
	Adjustments for AFFO from unconsolidated joint ventures	(13)	(17)		(19)	(30)	(40)
	Non-controlling interests share of above adjustments	-	-		(2,786)	-	(3,285)
	AFFO	$221,388	$ 221,756		$187,597	$ 443,144	$ 360,341

(14)	The FFO used in the computation of basic and diluted FFO per share attributable to Equinix is presented below:

	FFO, basic	$167,368	$ 179,190		$109,813	$ 346,558	$ 248,545
	Interest on convertible debt	3,383	3,362		5,188	6,745	12,300
	FFO, diluted	$170,751	$ 182,552		$115,001	$ 353,303	$ 260,845

	The shares used in the computation of basic and diluted FFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share and FFO per share	56,935	56,661		51,332	56,798	50,884
	Effect of dilutive securities:
	Convertible debt	1,958	1,942		6,000	1,950	6,894
	Employee equity awards	563	566		320	612	414
	Shares used in computing diluted FFO per share	59,456	59,169		57,652	59,360	58,192

(15)	The AFFO used in the computation of basic and diluted AFFO per share attributable to Equinix is presented below:

	AFFO, basic	$221,388	$ 221,756		$187,597	$ 443,144	$ 360,341
	Interest on convertible debt	1,557	1,554		2,271	3,111	4,899
	AFFO, diluted	$222,945	$ 223,310		$189,868	$ 446,255	$ 365,240

	The shares used in the computation of basic and diluted AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share and AFFO per share	56,935	56,661		51,332	56,798	50,884
	Effect of dilutive securities:
	Convertible debt	1,958	1,942		6,000	1,950	6,894
	Employee equity awards	563	566		320	612	414
	Shares used in computing diluted AFFO per share	59,456	59,169		57,652	59,360	58,192

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CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com; Paul Thomas, Equinix, Inc., (650) 598-6442, pthomas@equinix.com; Equinix Media Contacts: Ian Bain, Equinix, Inc., (650) 598-6447, ibain@equinix.com; Liam Rose, Equinix, Inc., (650) 598-6590, lrose@equinix.com